Exhibit 10.1

THIRD AMENDMENT

TO

SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P. (this “Amendment”), dated as of December 15, 2017, is entered into by GLOBAL NET LEASE, INC., a Maryland corporation (the “General Partner”), as general partner of GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P., a Maryland limited partnership (the “Partnership”), for itself and on behalf of any limited partners of the Partnership.

WHEREAS, the Second Amended and Restated Agreement of Limited Partnership of the Partnership was entered into on June 2, 2015 (as now or hereafter amended, restated, modified, supplemented or replaced, the “Partnership Agreement”);

WHEREAS, on September 11, 2017, the General Partner, for itself and on behalf of any limited partners of the Partnership, entered into the Second Amendment to the Partnership Agreement (the “Second Amendment”) to set forth the designations, allocations, preferences, conversion and other special rights, powers and duties of a new series of Preferred Units (as defined in the Second Amendment) of the Partnership designated the “7.25% Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”);

WHEREAS, the Series A Preferred Units were created and were initially issued in conjunction with the General Partner’s initial issuance and sale of shares of its 7.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and, as such, the Series A Preferred Units are intended to have designations, preferences and other rights and terms that are substantially the same as those of the Series A Preferred Stock, all such that the economic interests of the Series A Preferred Units and the Series A Preferred Stock are substantially similar;

WHEREAS, on September 12, 2017, the General Partner issued and sold 4,000,000 shares of Series A Preferred Stock in an underwritten public offering, and, on October 11, 2017, the General Partner issued and sold an additional 259,650 shares of Series A Preferred Stock upon the underwriters’ exercise of their option to purchase additional shares in such offering, and the General Partner contributed the net proceeds of such issuances and sales to the Partnership in exchange for, and caused the Partnership to issue to the General Partner, 4,259,650 Series A Preferred Units;

WHEREAS, the General Partner has authorized the issuance and sale of up to 1,150,000 shares of Series A Preferred Stock in an underwritten public offering, at a gross offering price of $25.00 per share of Series A Preferred Stock, and, in connection therewith, the General Partner, pursuant to Section 4.02(b) of the Partnership Agreement, is contributing the net proceeds of such issuance and sale to the Partnership in exchange for, and is causing the Partnership to issue to the General Partner, a number of Series A Preferred Units equal to the number of shares of Series A Preferred Stock actually issued in such offering; and

WHEREAS, pursuant to the authority granted to the General Partner pursuant to Section 4.02(a) and Article 14 of the Partnership Agreement, and as authorized by the unanimous written consent of the offering committee of the Board of Directors of the General Partner, which has been delegated certain power and authority of the Board of Directors of the General Partner, dated as of December 14, 2017, the General Partner desires to amend the Partnership Agreement to increase the number of Series A Preferred Units it is authorized to issue and to issue additional Series A Preferred Units to the General Partner.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

Annex A to the Partnership Agreement is hereby amended by deleting Section 1 thereof and replacing such Section with the following new Section 1:

“1. Designation and Number. A series of Preferred Units (as defined below) of Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), designated the “7.25% Series A Cumulative Redeemable Preferred Units” (the “Series A Preferred Units”), is hereby established. The number of authorized Series A Preferred Units shall be 5,409,650.”

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Chief Executive Officer and President

[Signature Page to Third Amendment to Second Amended and Restated Agreement of Limited Partnership]